                                POWER OF ATTORNEY

 The  undersigned hereby constitutes and appoints J. Thomas Mullis and
Charles E. Sieving the undersigned's true and lawful attorneys-in-fact to:

         (1)      execute for and on behalf of the undersigned Forms 3, 4 and
                  5 in accordance with Section 16(a) of the Securities Exchange
                  Act of 1934 and the rules thereunder;

         (2)      do and perform any and all acts for and on behalf of the
                  undersigned  which may be necessary or desirable to complete the  execution of any such Form 3, 4, or 5 and the timely
                  filing of such form with the United States Securities and
                  Exchange Commission and any other authority; and

         (3)      take any other action of any type whatsoever in connection with the  foregoing which, in the opinion of such
                  attorney-in-fact, may be of  benefit to, in the best
                  interest of, or legally required by, the undersigned.

     The  undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the  undersigned might or could do if personally  present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned  acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the  Securities  Exchange Act of 1934.  This
Power of Attorney can only be revoked by delivering a signed, original
"Revocation  of Power of Attorney" to the attorneys-in-fact.

     IN WITNESS  WHEREOF, the  undersigned has caused this Power of Attorney to be executed as of this 3rd day of March, 2005.

                                        /s/ Richard E. Fish, Jr.
                                        Name:  Richard E. Fish, Jr.
                                        Title: Chief Administrative Officer